Exhibit 1.17

[LIMITED LIABILITY COMPANY AGREEMENT]
[OPERATING AGREEMENT]
[REGULATIONS]

OF

LENNAR, LLC

     [THIS LIMITED LIABILITY COMPANY AGREEMENT] [THIS OPERATING AGREEMENT] [THESE REGULATIONS] (this “Agreement”) of LENNAR, LLC (the “Company”) is entered into by [LENNAR MEMBER], a    corporation, as the sole member of the Company (the “Member”). The Member has directed the formation of a limited liability company pursuant to and in accordance with the [DOMESTIC LLC LAW], as amended from time to time (the “Act”), and hereby agrees as follows:

     1. Formation. The Company shall be organized under and pursuant to the provisions of the Act.    , as an [authorized person] [organizer] within the meaning of the Act, has executed, delivered and filed the [Certificate of Formation] [Articles of Organization (the “Articles”) of the Company with the [DOMESTIC FILING OFFICE] of the State of [DOMESTIC STATE] (the “Secretary of State”) on    , 200   . Upon the execution of this Agreement by the Member, his powers as an [authorized person] [organizer] shall cease [and the Chief Executive Officer, the President and the Vice Presidents of the Company (the “Principal Officers”) shall thereafter each be designated as an authorized person within the meaning of the Act]. The Principal Officers, or any of them, shall execute, deliver and file any other applications (and any amendments and/or restatements thereof) necessary for the Company to qualify to transact business in a jurisdiction in which the Company may wish to conduct business. By its execution and delivery of this Agreement, the Member hereby ratifies the formation of the Company under the provisions of the Act pursuant to the filing of the Certificate of Formation with the Secretary of State and confirms its admission to the Company as the Member.

     2. Name. The name of the Company is LENNAR, LLC.

     3. Purpose and Powers of the Company. Except as restricted by this Agreement, the Company is organized for any legal and lawful purpose for which a limited liability company may be organized pursuant to the Act. Without restricting the generality of the foregoing, the Company’s primary business or purpose, unless and until changed by a majority vote of the Board (as hereinafter defined), is to acquire, hold, own, finance, develop, mortgage, construct, improve, lease, manage, sell and otherwise deal with real and personal property. It is anticipated that the Company will acquire, hold, own, develop, improve, construct, finance, mortgage, manage, lease, transfer, sale and otherwise dispose [DESCRIPTION OF PROPERTY] situated in the [LOCATION OF PROPERTY].

     4. Registered Office. The address of the registered office of the Company in the State of [DOMESTIC STATE] is    .

     5. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of [DOMESTIC STATE] is    .

     6. Member. The name and business address of the Member are as follows:

Name	Address
[LENNAR MEMBER]	c/o Lennar Corporation
700 N.W. 107th Avenue
Miami, Florida 33172.

     7. Management of the Company.

     (a) Management. Subject to the terms and conditions of this Agreement, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed by, the collective board (the “Board”) of its managers (the “Managers”). In addition to the powers and authorities expressly conferred by this Agreement upon the Board, the Board may exercise all such powers of the Company and do all such lawful acts and things as are not directed or required to be exercised or done by the Member by the Act, the Certificate or this Agreement.

     The Member hereby makes, constitutes and appoints the collective Board of Managers its true and lawful attorney, and, in its name, place and stead and for its use and benefit, to execute, endorse, deliver and acknowledge all documents, and to take all such further actions, with respect to any decision, matter or action requiring the Member’s consent under the Act, including, without limitation, the sale of all or substantially all of the Company’s assets, the amendment of the Certificate of Formation and the dissolution of the Company, and hereby grants unto the collective Board of its Managers as the Member’s attorney-in-fact full power and authority to execute and deliver to the Secretary of State or to any other person or entity all such certificates, instruments or other documentation as may be required to effectuate such actions as if the Member were personally present, hereby ratifying and confirming all that the collective Board of Managers as the Member’s attorney-in-fact shall lawfully do or cause to be done by authority hereof.

     (b) Number of Managers; Term. The initial number of Managers comprising the Board shall be three (3), which number may be increased or decreased from time to time by the Member, but never less than three (3). The Managers, and an initial Chairman (the “Chairman”) of the Board, shall be appointed by the Member. Unless removed in accordance with the Agreement, a Manager shall hold office until such time as his successor shall have been appointed by the Member and become duly qualified.

     (c) Initial Managers. The Member hereby appoints Benjamin P. Butterfield, Steven E. Lane and L. Christian Marlin to serve as the initial Managers, having the rights, powers,

duties and responsibilities set forth in this Agreement, and Benjamin P. Butterfield as the initial Chairman.

     (d) Removal; Vacancies. Any vacancy occurring by reason of the death or resignation of a Manager or any other reason shall be filled by the Member or a majority of the remaining Managers. A Manager appointed to fill such vacancy shall be appointed by the Member or a majority of the remaining Managers for the unexpired term of the predecessor in office. Any Manager may be removed at any time, with or without cause, by the written consent of the Member.

     (e) Place of Meetings. All meetings of the Board or committees thereof may be held in such place or places within or without the State of Delaware as the Board or such committee may from time to time determine.

     (f) First Meeting. The initial Board may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, at such date, time and place as may be determined by the Chairman, and notice of such meeting shall not be necessary.

     (g) Regular Meetings. Regular meetings of the Board may be held at such times and places as may be determined from time to time by the Board. Regular meetings of the Board may be held without notice of the date, time, place or purpose of the meeting, provided a quorum shall be present.

     (h) Special Meetings; Notice. Any Manager may call a special meeting of the Board by providing written notice to the Chairman requesting such special meeting and specifically setting forth the matters to be placed on the agenda for such meeting. The Chairman shall give each Manager at least five (5) days written notice of the date and time of such special meeting. Such notice shall be accompanied by an agenda prepared by the Chairman, which shall include the matter requested by the Manager calling such special meeting and such supplemental information as the Chairman deems necessary or as may be requested by the Manager calling the meeting. At such special meeting, all items on the agenda shall be considered by the Board unless the Board determines otherwise. Notwithstanding the foregoing, other than the matter requested by the Manager calling such special meeting, neither the business to be transacted at, nor any other purpose of, any special meeting of the Board need be specified in the notice or waiver of notice of any special meeting.

     (i) Quorum; Majority Vote. At all meetings of the Board, the presence of a majority of the Managers shall be necessary and sufficient to constitute a quorum for the transaction of business unless a greater number is required by law. If a quorum is not present at a meeting, the Managers present at the meeting may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the Managers, at a meeting at which a quorum is in attendance, shall be the act of the Board, unless the act of a greater number is required by the Act, the Certificate or this Agreement. Any Manager having an interest in a contract or transaction under consideration shall be counted in determining the presence of a quorum at a meeting of the Board.

     (j) Procedure; Minutes. At meetings of the Board, business shall be transacted in such order as the Board may determine from time to time. At each meeting of the Board, the Chairman or, in his absence, the Vice Chairman (if a Vice Chairman has been elected or appointed), or in his absence, a Manager appointed by the Board at such meeting, shall preside at the meeting. Such individual presiding at the meeting shall appoint an individual to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting that shall be delivered to the Secretary of the Company for placement in the minute books of the Company. All communications to and from the Board shall be directed to the Chairman or shall come from or through the Chairman, as the case may be, but such communication shall be copied to all Managers. In the absence of a Chairman all communications to and from the Board shall be sent to all Managers.

     (k) Presumption of Assent. A Manager of the Company who is present at any meeting of the Board at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the individual acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Manager who voted in favor of such action.

     (l) Compensation. Managers, as such, shall not receive any stated salary for their services, provided that nothing contained in this Agreement shall preclude any Manager from serving the Company in any other capacity and receiving compensation for service. The Company shall reimburse the Managers for any reasonable expenses incurred by the Managers in attending meetings of the Board.

     (m) Action Without Meeting. Any action which may be taken, or which is required by law, the Certificate or this Agreement to be taken, at a meeting of the Board or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, shall have been signed by all of the Managers or committee members, as the case may be. Such consent shall have the same force and effect, as of the date stated therein, as a unanimous vote of the Board or committee members, as the case may be, and may be stated as such in any document or instrument filed with the Secretary of State or in any certificate or other document delivered to any person. The consent may be in one or more counterparts so long as each Manager or committee member signs one of the counterparts. The signed consent shall be delivered to the Secretary of the Company for placement in the minute books of the Company.

     The designation of any committee and the delegation of authority to it shall not operate to relieve the Managers of any responsibility imposed upon them by law.

     (n) Telephone and Similar Meetings. Managers may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all Managers participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Manager participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     8. Officers and Other Agents.

     (a) Number; Titles; Election; Term; Qualification. The Board shall have the authority to appoint officers of the Company, from time to time, who shall have the relative powers and duties assigned thereto by the Board. The initial officers of the Company shall be a Chairman of the Board, a Chief Executive Officer and/or a President, a Secretary and a Treasurer. The Company may also have a Vice Chairman of the Board, an Executive Vice President, a Chief Operating Officer, a Chief Financial Officer, one or more Senior Vice Presidents (and, in the case of each Senior Vice President, with such descriptive title, if any, as the Board shall determine), one or more Vice Presidents (and, in the case of each Vice President, with such descriptive title, if any, as the Board shall determine), one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers and such agents as the Board may from time to time elect or appoint. The Board shall elect a Chairman (other than the initial Chairman), Chief Executive Officer and/or a President, a Treasurer and Secretary at its first meeting at which a quorum shall be present after the annual meeting of the Board or whenever a vacancy exists. The Board then, or from time to time, may also elect or appoint one or more other officers or agents as it shall deem advisable. Each officer and agent shall hold office until his successor has been elected or appointed and qualified. Any individual may hold any number of offices. No officer or agent need be a Member, a Manager, a resident of the State of Delaware or a citizen of the United States.

     (b) Removal. Any officer or agent elected or appointed by the Board may be removed by the Board, with or without cause, whenever in the judgment of the Board the best interest of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the individual so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     (c) Vacancies. Any vacancy occurring in any office of the Company may be filled by the Board.

     (d) Authority. Officers shall have such authority and perform such duties in the management of the Company as are provided in this Agreement or as may be determined by resolution of the Board not inconsistent with this Agreement.

     (e) Compensation. The compensation, if any, of officers, employees and agents shall be fixed from time to time by the Board.

     (f) Chairman of the Board. The Chairman shall have such powers and duties as set forth in this Agreement and as may otherwise be prescribed by the Member.

     (g) Vice Chairman of the Board. If a Vice Chairman is elected or appointed, the Vice Chairman of the Board shall have such powers and duties as set forth in this Agreement and as may otherwise be prescribed by the Member.

     (h) Chief Executive Officer. Unless and to the extent that such powers and duties are granted to the Board hereunder, the Chief Executive Officer of the Company, subject to the supervision of the Board, shall have general management and control of the business and property of the Company in the ordinary course of its business with all such powers with respect to such general management and control as may be reasonably incident to such responsibilities, including the power to employ, discharge, or suspend employees and agents of the Company, to fix the compensation of employees and agents, and to suspend, with or without cause, any officer of the Company pending final action by the Board with respect to continued suspension, removal, or reinstatement of such officer. The Chief Executive Officer may, without limitation, agree upon and execute all documents, agreements, instruments, orders, bonds, contracts, and other obligations in the name of the Company.

     (i) President, Executive Vice President, Chief Operating Officer, Senior Vice Presidents and Vice Presidents. In the case of the absence or disability of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer. The Executive Vice President, Chief Operating Officer, each Senor Vice President and the Vice President, if there is one, or if there shall be more than one, the Vice Presidents, in the order determined by the Board from time to time, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. The President, Executive Vice President, Chief Operating Officer, Senior Vice Presidents and any Vice President, as well as the Chief Financial Officer, shall have such further powers and duties as may be prescribed by the Board or as may be delegated from time to time by the Chief Executive Officer. As between the Company and third parties, any action taken by the President in the performance of the duties of or delegated by the Chief Executive Officer shall be conclusive evidence of the absence or inability to act of or such delegation by the Chief Executive Officer at the time such action was taken and any action taken by the Executive Vice President, Chief Operating Officer, Senior Vice Presidents or any Vice President in the performance of the duties of the President or delegated by the Chief Executive Officer shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken or such delegation by the Chief Executive Officer.

     (j) Treasurer. The Treasurer shall have custody of the Company’s funds and securities, shall keep full and accurate accounts of receipts and disbursements, and shall deposit all moneys and valuable effects in the name and to the credit of the Company in such depository or depositories as may be designated by the Board. The Treasurer shall audit all payrolls and vouchers of the Company, receive, audit, and consolidate all operating and financial statements of the Company and its various departments, shall supervise the accounting and auditing practices of the Company, and shall have charge of matters relating to taxation. Additionally, the Treasurer shall have the power to endorse for deposit, collection, or otherwise all checks, drafts, notes, bills of exchange, and other commercial paper payable to the Company and to give proper receipts and discharges for all payments to the Company. The Treasurer shall perform such other duties as may be prescribed by the Board or as may be delegated from time to time by the Chief Executive Officer.

     (k) Assistant Treasurers. Each Assistant Treasurer shall have such powers and duties as may be prescribed by the Board or as may be delegated from time to time by the Chief Executive Officer. The Assistant Treasurers (in the order as designated by the Board or, in the absence of such designation, as determined by the length of time each has held the office of

Assistant Treasurer continuously) shall exercise the powers of the treasurer during that officer’s absence or inability to act. As between the Company and third parties, any action taken by an Assistant Treasurer in the performance of the duties of the Treasurer shall be conclusive evidence of the absence or inability to act of the Treasurer at the time such action was taken.

     (l) Secretary. The Secretary shall maintain minutes of all meetings of the Board, of any committee of the Board, and of the Members or consents in lieu of such minutes in the Company’s minute books, and shall cause notice of such meetings to be given when requested by any Person authored to call such meetings. The Secretary may sign with the President, in the name of the Company, all contracts of the Company and affix the seal of the Company thereto. The Secretary shall have charge of the books, records and other papers as the Board may direct, all of which shall at all reasonable times be open to inspection by any Member at the office of the Company during business hours. The Secretary shall perform such other duties as may be prescribed by the Board or as may be delegated from time to time by the chief executive officer.

     (m) Assistant Secretaries. Each Assistant Secretary shall have such powers and duties as may be prescribed by the Board or as may be delegated from time to time by the Chief Executive Officer. The Assistant Secretaries (in the order designated by the Board or, in the absence of such designation, as determined by the length of time each has held the office of Assistant Secretary continuously) shall exercise the powers of the Secretary during that officer’s absence or inability to act. As between the Company and third parties, any action taken by an Assistant Secretary in the performance of the duties of the Secretary shall be conclusive evidence of the absence or inability to act of the Secretary at the time such action was taken.

     9. Dissolution, Liquidation.

     (a) The Company shall be dissolved, and its affairs shall be wound up, solely upon the first to occur of the following, unless the Member elects to continue the Company to the extent permitted under the Act:

          (i) At the time specified in a written consent of the Member upon or without the recommendation of the Board;

          (ii) At any time there is no remaining member of the Company; or

          (iii) At the time specified in a decree of judicial dissolution under the Act.

     (b) To the fullest extent permitted by law, the foregoing constitutes the only events upon which the Company shall be dissolved and its affairs wound up.

     (c) Upon the dissolution of the Company, the Board shall direct, and the officers of the Company shall conduct, the winding up of the affairs of the Company. The winding up of the Company shall be complete when all debts, liabilities, and obligations of the Company have been paid and discharged or reasonably adequate provision therefor has been made in accordance with the Act.

     (d) The existence of the Company shall continue until the cancellation of the Certificate as provided in the Act.

     10. Capital Contributions. The Member contributed the following amount, in cash, to the Company as a capital contribution (a “Capital Contribution”) in exchange for the membership interest in the percentage set forth below:

	Capital	Membership
Name	Contribution	Interest Percentage
[LENNAR MEMBER]	$100.00	100%

     The obligation of the Member to make a capital contribution is not intended to, and shall not be for the benefit of, enforceable by or provide any rights whatsoever to any person or entity, other than the Company. No other person or entity shall have any right whatsoever, directly or indirectly, through a relationship as a creditor or otherwise with the Member or the Company, to require capital contributions by the Member.

     11. Additional Contributions. The Member is not required to make any additional capital contribution to the Company.

     12. Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Member.

     13. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by a majority of the Board in accordance with Section 12 hereof. Such distributions shall be made in accordance with, and no distribution shall be made if such distribution would violate, the Act.

     14. Assignments. The Member may assign or otherwise transfer or pledge in whole or in part its limited liability company interest in the Company.

     15. Resignation. The Member may resign from the Company to the extent permitted under the Act.

     16. Admission of Additional Members. Additional members of the Company may be admitted to the Company at the discretion of, and upon such terms and conditions as shall be approved by, the Member and a majority of the Board.

     17. Liability, Indemnification and Exculpation.

     (a) Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Manager, officer or member of the Company, including, without limitation, the Member, or authorized person under the Act, or any affiliate, officer, director, manager, member, shareholder, partner, employee, representative or agent of the Company, the Member or any other member of the Company (each, a “Covered Person” and collectively, the “Covered Persons”), shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

     (b) Exculpation.

          (i) No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence, willful misconduct or fraud.

          (ii) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any person as to matters the Covered Person reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

     (c) Fiduciary Duty.

          (i) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

          (ii) Unless otherwise expressly provided herein, (1) whenever a conflict of interest exists or arises between Covered Persons, or (2) whenever this Agreement or any other agreement contemplated herein or therein provides that a Covered Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Company or the Member, the Covered Person shall resolve such conflict of interest, taking such action or providing such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Covered Person, the resolution, action or term so made, taken or provided by the Covered Person shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Covered Person at law or in equity or otherwise.

          (iii) Whenever in this Agreement a Covered Person is permitted or required to make a decision in (1) its “discretion” or under a grant of similar authority or latitude, the Covered Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other person, or (2) in its “good faith” or under another express standard, the Covered Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

     (d) Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence, willful misconduct or fraud with respect to such acts or omissions; provided, however, that any indemnity under this Section 17 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

     (e) Expenses. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 17.

     (f) Outside Businesses. The Member and the Managers may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company, the Managers and any member thereof shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. Neither the Member nor the Managers shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and the Member and the Managers shall have the right to take for their own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

     18. Notice. Any notice or demand required or permitted to be given or made to or upon any party hereto shall be deemed to have been duly given or made for all purposes if (i) in writing and delivered by hand or overnight express courier service against receipt, or sent by certified or registered mail, postage prepaid, return receipt requested, or (ii) sent by telegram, telecopy or telex, and followed by a copy delivered or sent in the manner provided in clause (i) above, to such party at the address set forth in Section 6 hereof, or at such other address as any party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this Section 18. The date of giving or making of any such notice or demand shall be the earlier of the date of actual receipt, or five business days after such notice or demand is sent, or, if sent in accordance with clause (ii) of this Section 18, the business day next following the day such notice or demand is actually transmitted.

     19. Expenses. The Member and the Managers will be reimbursed their reasonable costs of managing and participating in the management of the Company, including legal, travel, telephone, hotel, meals and related expenses. The Member agrees to cause the Managers to the extent possible to identify such expected expenses for each fiscal year of the Company and to include them in the Company’s proposed budget for such year.

     20. Fiscal Year. The Company’s accounting period shall terminate as of November 30 of each calendar year, including the calendar year 200   , or as otherwise fixed by written consent of the Board.

     21. Books and Records. At all times during the continuance of the Company, proper and true books of account shall be kept wherein shall be entered particulars of (a) all moneys, goods, or effects belonging to or owing to or by the Company, or paid, received, sold, or purchased in the course of the Company’s business, and (b) all such other transactions, matters, and things relating to the business of the Company as are usually entered in books of account kept by persons engaged in businesses of a like kind and character. Said books of account shall be kept at the principal office of the Member or at the office of the accountant or other persons or firms retained by the Company.

     22. Amendment. This Agreement may be amended or modified by written consent of the Member.

     23. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of [DOMESTIC STATE], without giving effect to the principles of conflicts of laws thereof, all rights and remedies being governed by said law.

     24. Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any and all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

     25. Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, heirs, legal representatives and assigns.

     26. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     27. Headings. The headings, titles, and subtitles herein are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

     IN WITNESS WHEREOF, the undersigned has duly executed this Agreement effective as of the    day of    , 200   .

MEMBER:

[LENNAR MEMBER]

By:

Print Name:

Vice President